UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 19, 2004
Date of Report (Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA 22033
(Address of principal executive offices)

(703) 218-6000
(Registrant's telephone number, including area code)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)     Exhibits. The following exhibit is furnished with this report.

99.1	Press release, dated July 19, 2004.

ITEM 9. REGULATION FD DISCLOSURE.

On July 19, 2004, ManTech International Corporation issued a press release announcing that it is unable to reconfirm its second quarter and fiscal year 2004 revenue and earnings guidance provided on May 26. 2004. The press release is furnished as Exhibit 99.1 to this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                                     MANTECH INTERNATIONAL CORPORATION

Date:  July 19, 2004

/s/ Ronald R. Spoehel Name: Ronald R. Spoehel Title: Executive Vice President and Chief Financial Officer

Exhibit 99.1

FOR IMMEDIATE RELEASE

For additional information contact:
Mark Root	Maureen Crystal
Executive Director, Corporate Communications	Executive Director, Investor Relations
off: 703-218-8397; cell: 703-407-9393	703-218-8262
mark.root@mantech.com	maureen.crystal@mantech.com

Changing Government Policies Affecting ManTech's MSM Personnel Security Investigations Business Expected to Cause Additional Loss in Subsidiary

FAIRFAX, Virginia, July 19, 2004 – ManTech International Corporation (Nasdaq: MANT), a leading provider of innovative technologies and solutions focused on mission-critical national security programs for the Department of Defense, Intelligence Community, the Department of State, the Department of Justice, Department of Homeland Security, and other federal government customers, announced today that due to changing government policies affecting its MSM personnel security investigation (PSI) business, it is expecting to report an additional loss in this subsidiary, which is expected to result in a loss for the Company for the second quarter. Consequently, ManTech is unable to reconfirm its second quarter and fiscal year 2004 revenue and earnings guidance provided on May 26, 2004.

The Company expects to announce its second quarter 2004 financial results by August 9, 2004, and will follow this announcement with a conference call to provide additional information — details regarding date, time and call-in number to be provided later.

About ManTech International Corporation:

Headquartered in Fairfax, Virginia, ManTech International Corporation is a leading provider of innovative technologies and solutions for mission-critical national security programs for the Department of Defense, the Intelligence Community, the Department of State, the Department of Justice, the Department of Homeland Security and other U.S. federal government customers. The company’s expertise includes software development, enterprise security architecture, information assurance, intelligence operations support, network and critical infrastructure protection, information technology, communications integration and engineering support. The company supports the advanced telecommunications systems that are used in Operation Iraqi Freedom and in other parts of the world; provides the physical and cyber security to protect U.S. embassies all over the world; has developed a secure, collaborative communications system for the U.S. Department of Homeland Security; and is helping the Department of Justice’s U.S. Marshall Service deploy a common, office automation system. With annual revenues in excess of $700 million and more than 5,300 highly qualified employees and several thousand consultants, the company operates in the United States and more than 30 countries worldwide. ManTech was selected by Business Week magazine as one of the Top 100 Hot Growth Companies fo 2004. Also this year, VARBusiness magazine ranked ManTech as one of its Top 50 Fastest-Growing Solution Providers. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information:

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: adverse changes in U.S. government spending priorities; failure to retain existing U.S. government contracts or win new contracts; failure to obtain option awards, task orders, or funding under contracts; risks of contract performance; risks of contract termination, either for default or for the convenience of the U.S. government; adverse results of U.S. government audits of our U.S. government contracts; risks associated with complex U.S. government procurement laws and regulations; failure to experience favorable results from acquisition synergies; and material changes in laws or regulations applicable to the company’s businesses. These and other risk factors are more fully discussed in the section entitled “Risks Related to the Company’s Business” in ManTech’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2004, and, from time to time, in ManTech’s other filings with the Securities and Exchange Commission, including among others, its reports on Form 8-K and Form 10-Q.

The forward-looking statements included in this news release are only made as of the date of this news release and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.